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                                  EXHIBIT F

                                Item 16(a)(23)









                                     E-6

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                            DRUEN, RATH & DIETRICH

                               ATTORNEYS AT LAW
                             ONE NATIONWIDE PLAZA
                             COLUMBUS, OHIO 43216

                                (614) 249-7617
                                                             TELECOPIER
                                                           (614) 249-2418
                                                     WRITER'S DIRECT DIAL NUMBER






April 26, 1995

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

Re:  Nationwide Life Insurance Company
     Guaranteed Term Options ("GTOs")
     Registration Statement on Form S-1


Ladies and Gentlemen:

We hereby consent to the reference to our name in the exhibit captioned "Opinion Regarding Legality" contained in the exhibits of the Registration Statement of Form S-1 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

Very truly yours,


DRUEN, RATH & DIETRICH

                             ACCOUNTANTS' CONSENT

The Board of Directors
   Nationwide Life Insurance Company:


We consent to the use of our report included herein. Our report dated February 27, 1995 included herein refers to several changes in accounting principles. In 1994, the Company changed its accounting for investments in debt and equity securities. In 1993, the Company changed its accounting for income taxes and postretirement benefits other than pensions. Our report also refers to certain matters regarding participating insurance and the related surplus. The Company and its counsel are of the opinion that the ultimate ownership of the participating surplus in excess of the contemplated equitable policyholder dividends belong to the shareholder. The consolidated financial statements are presented on such basis.


                                               KPMG Peat Marwick LLP

Columbus, Ohio
April 26, 1995